JEFFREY & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS

61 BERDAN AVENUE

WAYNE, NEW JERSEY 07470

LICENSED TO PRACTICE	TEL: 973-628-0022
IN NEW YORK AND NEW JERSEY	FAX: 973-696-9002
MEMBER OF AICPA	E-MAIL: rgjcpa@optonline.net
PRIVATE COMPANIES PRACTICE SECTION
MEMBER CENTER FOR PUBLIC COMPANY AUDIT FIRMS
REGISTERED PUBLIC ACCOUNTING FIRM WITH
PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD

November 2, 2010

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

A Form 8-K was filed as of October 14, 2010 by Compass Acquisition Corporation, announcing a change of auditors. Please be advised that we agree with the statements contained in that Form 8-K which referred to our firm.

/s/ Jeffrey & Company
Jeffrey & Company

COMPASS CHANGE AUD/Y